Exhibit 16.1

January 18, 2008

Securities and Exchange Commission
100 F Street, N. E.
Washington D.C. 20549-7561

RE:	Marine Park Holdings, Inc. File No. 333- 132621

Commissioners:

We have read Item 4.01 of Form 8-K/A dated January 18, 2008, of Marine Park Holdings, Inc. and are in agreement with the statements contained therein insofar as they relate to our dismissal and our audits for the fiscal year ended December 31, 2006, and our reviews of interim financial statements.

/s/Li & Company, PC Li & Company, PC